Exhibit 16.1

September 18, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Geokinetics Inc.’s statements included under Item 4.01 of its Form 8-K filed on September 18, 2006, and we agree with such statements concerning our firm.

/s/ Fitts, Roberts & Co., P.C.

Fitts, Roberts & Co. P.C.